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                                                                   EXHIBIT 99.2

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of Southern National Corporation:

  We have audited the accompanying consolidated balance sheets of Southern National Corporation (a North Carolina corporation) and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Southern National Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

  As explained in Note A to the consolidated financial statements, effective January 1, 1994, the Company changed its method of accounting for investments in debt and equity securities. As explained in Notes A and K to the consolidated financial statements, effective January 1, 1993, the Company changed its method of accounting for acquisitions of thrift institutions, income taxes and postretirement benefits other than pensions.

                                          Arthur Andersen LLP

Charlotte, North Carolina,
 February 28, 1995.

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